Exhibit 10.9

FORM OF

INDEMNIFICATION AGREEMENT

This Indemnification Agreement is dated as of                , 202 (this “Agreement”) and is between Certara, Inc., a Delaware corporation (the “Company”), and [name of director/officer] (“Indemnitee”).

Background

The Company believes that in order to attract and retain highly competent persons to serve as directors or in other capacities, including as officers, it must provide such persons with adequate protection through indemnification against the risks of claims and actions against them arising out of their services to and activities on behalf of the Company.

The Company desires and has requested Indemnitee to serve, or to continue to serve, as a director or officer of the Company and, in order to induce Indemnitee to serve, or to continue to serve, as a director or officer of the Company, the Company is willing to grant Indemnitee the indemnification provided for herein. Indemnitee is willing to so serve, or to continue to serve, on the basis that such indemnification be provided.

The parties by this Agreement desire to set forth their agreement regarding indemnification and the advancement of expenses.

In consideration of Indemnitee’s service to the Company and the covenants and agreements set forth below, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.               Indemnification. To the fullest extent permitted by the General Corporation Law of the State of Delaware (the “DGCL”):

(a)            The Company shall indemnify Indemnitee if Indemnitee was or is a party to, is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including any and all appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted by Indemnitee in any such capacity.

(b)            Subject to Section 6, the indemnification provided by this Section 1 shall be from and against all loss and liability suffered and expenses (including attorneys’ fees, costs and expenses), judgments, fines and amounts paid in settlement actually and reasonably incurred by or on behalf of Indemnitee in connection with such action, suit or proceeding, including any appeals (collectively, “Losses”).

Section 2.               Advancement of Expenses. To the fullest extent permitted by the DGCL, but subject to the terms of this Agreement and following notice pursuant to Section 3(a) below, expenses (including attorneys’ fees, costs and expenses) incurred by Indemnitee in appearing at, participating in or defending, or otherwise arising out of or related to, any action, suit or proceeding described in Section 1(a) shall be paid by the Company in advance of the final disposition of such action, suit or proceeding, or in connection with any action, suit or proceeding brought to establish or enforce a right to indemnification or advancement of expenses pursuant to Section 3 (an “advancement of expenses”), within 20 days after receipt by the Company of a statement or statements from Indemnitee requesting such advancement of expenses from time to time. Indemnitee hereby undertakes to repay any amounts so advanced (without interest) to the extent that it is ultimately determined by final judicial decision from which there is no further right to appeal (a “final adjudication”) that such Indemnitee is not entitled to be indemnified or entitled to advancement of expenses under this Agreement. No other form of undertaking shall be required of Indemnitee other than the execution of this Agreement. This Section 2 shall be subject to Section 3(b) and shall not apply to any claim made by Indemnitee for which indemnity is excluded pursuant to Section 6.

Section 3.               Procedure for Indemnification; Notification and Defense of Claim.

(a)            Promptly after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee shall, if any indemnification, advancement or other claim in respect thereof is to be sought from or made against the Company hereunder, notify the Company in writing of the commencement thereof. The failure to promptly notify the Company of the commencement of any action, suit or proceeding, or of Indemnitee’s request for indemnification, advancement or other claims shall not relieve the Company from any liability that it may have to Indemnitee hereunder and shall not constitute a waiver or release by Indemnitee of any rights hereunder or otherwise, except to the extent the Company is actually and materially prejudiced in its defense of such action, suit or proceeding as a result of such failure. To submit a request for indemnification under Section 1, Indemnitee shall submit to the Company a written request therefor; provided that any request for such indemnification may not be made until after a final adjudication of such action, suit or proceeding. Any notice by Indemnitee under this Section 3 should include such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to enable the Company to determine whether and to what extent Indemnitee is entitled to indemnification.

(b)            With respect to any action, suit or proceeding of which the Company is so notified as provided in this Agreement, the Company shall, subject to the last two sentences of this Section 3(b), be entitled to assume the defense of such action, suit or proceeding, with counsel reasonably acceptable to Indemnitee, upon the delivery to Indemnitee of written notice of its election to do so. After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any subsequently incurred fees of separate counsel engaged by Indemnitee with respect to the same action, suit or proceeding unless the employment of separate counsel by Indemnitee has been previously authorized in writing by the Company, which authorization will not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, if Indemnitee, based on the advice of his or her counsel, shall have reasonably concluded (with written notice being given to the Company setting forth the basis for such conclusion) that, in the conduct of any such defense, there is an actual or potential conflict of interest or position (other than such potential conflicts that are objectively immaterial or remote) between the Company and Indemnitee with respect to a significant issue, then the Company will not be entitled, without the written consent of Indemnitee, to assume such defense. In addition, the Company will not be entitled, without the written consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

(c)            The determination whether to grant Indemnitee’s indemnification request shall be made promptly and in any event within 30 days following the Company’s receipt of a request for indemnification in accordance with Section 3(a). If the determination of whether to grant Indemnitee’s indemnification request shall not have been made within such 30-day period, the requisite determination of entitlement to indemnification shall, subject to Section 6, nonetheless, to the fullest extent permitted by law, be deemed to have been made and Indemnitee shall be entitled to such indemnification, absent (i) an intentional misstatement by Indemnitee of a material fact, or an intentional omission of a material fact necessary to make Indemnitee’s statement not misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under the DGCL; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation or information relating thereto.

(d)            In the event that (i) the Company determines in accordance with this Section 3 that Indemnitee is not entitled to indemnification under this Agreement, (ii) the Company denies a request for indemnification, in whole or in part, or fails to respond or make a determination of entitlement to indemnification within 30 days following receipt of a request for indemnification as described above, (iii) payment of indemnification is not made within such 30-day period (as it may be extended), (iv) advancement of expenses is not timely made in accordance with Section 2 or (v) the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, Indemnitee shall be entitled to an adjudication in any court of competent jurisdiction of his or her entitlement to such indemnification or advancement of expenses, as applicable. Indemnitee’s expenses (including attorneys’ fees, costs and expenses) incurred in connection with successfully establishing Indemnitee’s right to indemnification or advancement of expenses, in whole or in part, in any such proceeding or otherwise shall also be indemnified by the Company to the fullest extent permitted by the DGCL.

(e)            Indemnitee shall, to the fullest extent permitted by law, be presumed to be entitled to indemnification and advancement of expenses under this Agreement upon submission of a request therefor in accordance with Section 2 or Section 3, as the case may be. The Company shall have the burden of proof in overcoming such presumption, and such presumption shall be used as a basis for a determination of entitlement to indemnification and advancement of expenses unless, to the fullest permitted by law, the Company overcomes such presumption by clear and convincing evidence. For purposes of this Agreement, to the fullest extent permitted by the DGCL, Indemnitee shall be deemed to have acted in good faith if Indemnitee’s action is based on the records or books of account of the Company, including financial statements, or on information supplied to Indemnitee by the officers, employees or committees of the Board of Directors of the Company (the “Board of Directors”), or on the advice of legal counsel or other advisors (including financial advisors and accountants) for the Company or on information or records given in reports made to the Company by an independent certified public accountant or by an appraiser or other expert or advisor selected by the Company, and the knowledge and/or actions, or failure to act, of any director, officer, agent or employee of the Company or relevant enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder.

Section 4.               Insurance and Subrogation.

(a)            The Company hereby covenants and agrees that, so long as Indemnitee shall be subject to any possible action, suit or proceeding by reason of the fact that Indemnitee is or was or has agreed to serve as a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, the Company, subject to Section 4(b), shall promptly obtain and maintain in full force and effect directors’ and officers’ liability insurance (“D&O Insurance”) in reasonable amounts from established and reputable insurers, as more fully described below.

(b)            Notwithstanding any other provisions of this Agreement to the contrary, the Company shall have no obligation to obtain or maintain D&O Insurance if the Company determines in good faith that: (i) such insurance is not reasonably available; (ii) the premium costs for such insurance are disproportionate to the amount of coverage provided; (iii) the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit; (iv) the Company is to be acquired and a tail policy of reasonable terms and duration is purchased for pre-closing acts or omissions by Indemnitee; or (v) the Company is to be acquired and D&O Insurance, with substantially the same terms and conditions as the D&O Insurance in place prior to such acquisition, will be maintained by the acquirer that covers pre-closing acts and omissions by Indemnitee.

(c)            In all policies of D&O Insurance, Indemnitee shall qualify as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured (i) of the Company’s independent directors (as defined by the insurer) if Indemnitee is such an independent director; (ii) of the Company’s non-independent directors if Indemnitee is not an independent director; or (iii) of the Company’s officers if Indemnitee is an officer of the Company. If the Company has D&O Insurance in effect at the time the Company receives from Indemnitee any notice of the commencement of an action, suit or proceeding, the Company shall give prompt notice of the commencement of such action, suit or proceeding to the insurers in accordance with the procedures set forth in the policy. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such proceeding in accordance with the terms of such policy.

(d)            Subject to Section 15, in the event of any payment by the Company under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect to any insurance policy or any other indemnity agreement covering Indemnitee. Indemnitee shall execute all papers required and take all reasonable action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights in accordance with the terms of such insurance policy. The Company shall pay or reimburse all expenses actually and reasonably incurred by Indemnitee in connection with such subrogation.

(e)            Subject to Section 15, the Company shall not be liable under this Agreement to make any payment of amounts otherwise indemnifiable hereunder (including, without limitation, judgments, fines and amounts paid in settlement) if and to the extent that Indemnitee has otherwise actually received such payment under this Agreement or any insurance policy, contract, agreement or otherwise.

Section 5.               Certain Definitions. For purposes of this Agreement, the following definitions shall apply:

(a)            The term “action, suit or proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed claim, counterclaim, cross claim, action, suit, arbitration, alternative dispute mechanism or proceeding, whether civil, criminal, administrative or investigative.

(b)            The term “by reason of the fact that Indemnitee is or was or has agreed to serve as a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise” shall be broadly construed and shall include, without limitation, any actual or alleged act or omission to act.

(c)            The term “expenses” shall be broadly construed and shall include, without limitation, all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees, costs and expenses and related disbursements, appeal bonds, other out-of-pocket costs, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and reasonable compensation for time spent by Indemnitee for which Indemnitee is not otherwise compensated by the Company or any third party), actually and reasonably incurred by Indemnitee in connection with either the investigation, defense or appeal of an action, suit or proceeding or establishing or enforcing a right to indemnification under this Agreement or otherwise incurred in connection with a claim that is indemnifiable hereunder.

(d)            The term “judgments, fines and amounts paid in settlement” shall be broadly construed and shall include, without limitation, all direct and indirect payments of any type or nature whatsoever, as well as any penalties or excise taxes assessed on a person with respect to an employee benefit plan.

Section 6.               Limitation on Indemnification. Notwithstanding any provision of this Agreement to the contrary, the Company shall not be obligated pursuant to this Agreement:

(a)            Proceedings Initiated by Indemnitee. To indemnify or advance expenses to Indemnitee with respect to an action, suit or proceeding (or part thereof) initiated voluntarily by Indemnitee, except with respect to any compulsory counterclaim brought by Indemnitee, unless (i) such indemnification is expressly required to be made by law, (ii) such action, suit or proceeding (or part thereof) was authorized or consented to by the Board of Directors, (iii) such indemnification is provided by the Company, in its sole discretion, pursuant to the powers vested in the Company under the DGCL or (iv) such action, suit or proceeding is brought to establish or enforce a right to indemnification or advancement of expenses under this Agreement, the Company’s certificate of incorporation, the Company’s bylaws or any other statute or law or otherwise as required under Section 145 of the DGCL in advance of a final determination.

(b)            Lack of Good Faith. To indemnify Indemnitee for any expenses incurred by Indemnitee with respect to any action, suit or proceeding instituted by Indemnitee to enforce or interpret this Agreement or to enforce a right to indemnification or advancement of expenses pursuant to the Company’s certificate of incorporation, the Company’s bylaws or any other statute or law, if a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such action, suit or proceeding was not made in good faith or was frivolous.

(c)            Section 16(b) and Clawback Matters. To indemnify Indemnitee for (i) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), or similar provisions of state statutory law or common law, (ii) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (iii) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board of Directors or the compensation committee of the Board of Directors, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act.

(d)            Prohibited by Law. To indemnify or advance expenses to Indemnitee in any circumstance where such indemnification has been determined to be prohibited by law by a final (not interlocutory) judgment or other adjudication of a court or arbitration or administrative body of competent jurisdiction as to which there is no further right or option of appeal or the time within which an appeal must be filed has expired without such filing.

Section 7.               Change in Control.

(a)            The Company agrees that if there is a change in control of the Company, then with respect to all matters thereafter arising concerning the rights of Indemnitee to indemnification and advancement of expenses under this Agreement, any other agreement or the Company’s certificate of incorporation or bylaws now or hereafter in effect, the Company shall seek legal advice only from independent counsel selected by Indemnitee and approved by the Company (which approval shall not be unreasonably withheld, delayed or conditioned). In addition, upon written request by Indemnitee for indemnification pursuant to Section 1 or Section 3(a), a determination, if required by the DGCL, with respect to Indemnitee’s entitlement thereto shall be made by such independent counsel in a written opinion to the Board of Directors, a copy of which shall be delivered to Indemnitee. The Company agrees to pay the reasonable fees of the independent counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees, costs and expenses), claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(b)            For purposes of this Section 7, the following definitions shall apply:

(i)                 A “change in control” shall be deemed to occur upon the earliest to occur after the date of this Agreement of any of the following: (A) any person or group, within the meaning of Section 13(d)(3) of the Exchange Act (other than the EQT Stockholders (as defined in the Stockholders Agreement, dated as of [●], 2020 (as such agreement may be amended from time to time)), among the Company and the other parties thereto or their respective affiliates), obtains ownership, directly or indirectly, of (x) more than 50% of the total voting power of the outstanding capital stock of the Company or applicable successor entity (including any securities convertible into, or exercisable or exchangeable for such capital stock) or (y) all or substantially all of the assets of the Company and its Subsidiaries on a consolidated basis; (B) during any period of two consecutive years (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 7(b)(i)(A), 7(b)(i)(C) or 7(b)(i)(D) or a director whose initial nomination for, or assumption of office as, a member of the Board of Directors occurs as a result of an actual or threatened solicitation of proxies or consents for election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the Board of Directors) whose election by the Board of the Directors or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board of Directors; (C) the effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity; and (D) the approval by the stockholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets. For purposes of this Section 7(b)(i) only, “person” shall have the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that “person” shall exclude (a) the Company, (b) any trustee or other fiduciary holding securities under an employee benefit plan of the Company and (c) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(ii)               The term “independent counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (A) the Company or Indemnitee in any matter material to either such party or (B) any other party to the action, suit or proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “independent counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(iii)             The term “Subsidiary” means, with respect to the Company (or an applicable successor entity), any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other governing persons or bodies thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a partnership, limited liability company, trust, association or other business entity, a majority of the partnership, limited liability company or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof. For purposes hereof, the Company or its applicable Subsidiary shall be deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if the Company or such applicable Subsidiary shall be allocated a majority of partnership, limited liability company, association or other business entity gains or losses or shall be or control the managing director, managing member, manager or general partner of such partnership, limited liability company, association or other business entity.

Section 8.               Certain Settlement Provisions. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action, suit or proceeding without the Company’s prior written consent. The Company shall not, without Indemnitee’s prior written consent, settle any action, suit or proceeding in any manner that would attribute to Indemnitee any admission of liability or that would impose any fine or other obligation or restriction on Indemnitee. Neither the Company nor Indemnitee will unreasonably withhold, condition or delay his, her or its consent to any proposed settlement.

Section 9.               Savings Clause. If any provision or provisions (or portion thereof) of this Agreement shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee if Indemnitee was or is a party to, is threatened to be made a party to, or is otherwise involved in, as a witness or otherwise, any threatened, pending or completed action, suit or proceeding (brought in the right of the Company or otherwise), whether civil, criminal, administrative or investigative and whether formal or informal, including any and all appeals, by reason of the fact that Indemnitee is or was or has agreed to serve as a director or officer of the Company, or while serving as a director or officer of the Company, is or was serving or has agreed to serve at the request of the Company as a director, officer, employee or agent (which, for purposes hereof, shall include a trustee, fiduciary, partner or manager or similar capacity) of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted by Indemnitee in any such capacity, from and against all Losses suffered by, or incurred by or on behalf of, Indemnitee in connection with such action, suit or proceeding, including any appeals, to the fullest extent permitted by any applicable portion of this Agreement that shall not have been invalidated.

Section 10.             Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to Indemnitee in whole or in part, it is agreed that, in such event, the Company shall, to the fullest extent permitted by law, contribute to the payment of all Losses suffered by, or incurred by or on behalf of, Indemnitee in connection with any action, suit or proceeding, including any appeals, in an amount that is just and equitable in the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such actions, suit or proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s); provided that, without limiting the generality of the foregoing, such contribution shall not be required where such holding by the court is due to any limitation on indemnification set forth in Section 4(e), Section 6 or Section 8.

Section 11.             Form and Delivery of Communications. All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand, upon receipt by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier, one day after deposit with such courier and with written verification of receipt, or (d) sent by email or facsimile transmission, with receipt of oral confirmation that such transmission has been received. Notice to the Company shall be directed to [_____], email: [_____@certara.com], facsimile: [(___)-___-____], confirmation number: [(___)-___-____]. Notice to Indemnitee shall be directed to [_____], email: [_____@_____.com], facsimile: [(___)-___-____], confirmation number: [(___)-___-____].

Section 12.           Nonexclusivity. The provisions for indemnification to or the advancement of expenses and costs to Indemnitee under this Agreement shall not limit or restrict in any way the power of the Company to indemnify or advance expenses to Indemnitee in any other way permitted by law or be deemed exclusive of, or invalidate, any right to which any indemnitee seeking indemnification or advancement of expenses may be entitled under any law, the Company’s certificate of incorporation or bylaws, other agreements or arrangements, vote of stockholders or disinterested directors or otherwise, both as to action in Indemnitee’s capacity as an officer, director, employee or agent of the Company and as to action in any other capacity. Indemnitee’s rights hereunder shall inure to the benefit of the heirs, executors and administrators of Indemnitee.

Section 13.             Defenses. In (i) any action, suit or proceeding brought by Indemnitee to enforce a right to indemnification hereunder (but not in an action, suit or proceeding brought by Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (ii) any action, suit or proceeding brought by the Company to recover an advancement of expenses pursuant to the terms of an undertaking by Indemnitee pursuant to Section 2, the Company shall be entitled to recover such expenses upon a final adjudication that, Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or the Company’s stockholders) to have made a determination prior to the commencement of such suit that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Company (including its directors who are not parties to such action, a committee of such directors, independent legal counsel or the Company’s stockholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by Indemnitee, be a defense to such suit.

Section 14.             No Construction as Employment Agreement. Nothing contained herein shall be construed as giving Indemnitee any right to be retained as a director or officer of the Company or in the employ of the Company or any other entity. For the avoidance of doubt, the indemnification and advancement of expenses provided under this Agreement shall continue as to Indemnitee even though he or she may have ceased to be a director, officer, employee or agent of the Company.

Section 15.             Jointly Indemnifiable Claims.

(a)            Given that certain jointly indemnifiable claims may arise due to the service of Indemnitee as a director and/or officer of the Company at the request of Indemnitee-related entities (as defined below), the Company acknowledges and agrees that the Company shall be fully and primarily responsible for payments to Indemnitee in respect of indemnification or advancement of expenses in connection with any such jointly indemnifiable claims pursuant to and in accordance with the terms of this Agreement, irrespective of any right of recovery Indemnitee may have from Indemnitee-related entities. Under no circumstance shall the Company be entitled to any right of subrogation or contribution by Indemnitee-related entities, and no right of advancement or recovery Indemnitee may have from Indemnitee-related entities shall reduce or otherwise alter the rights of Indemnitee or the obligations of the Company hereunder. In the event that any of Indemnitee-related entities shall make any payment to Indemnitee in respect of indemnification or advancement of expenses with respect to any jointly indemnifiable claim, Indemnitee-related entity making such payment shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee against the Company, and Indemnitee shall execute all papers reasonably required and shall do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable Indemnitee-related entities effectively to bring suit to enforce such rights. The Company and Indemnitee agree that each of Indemnitee-related entities shall be third-party beneficiaries with respect to this Section 15(a) and entitled to enforce this Section 15(a) as though each such Indemnitee-related entity were a party to this Agreement.

(b)            For purposes of this Section 15, the following terms shall have the following meanings:

(i)                 The term “Indemnitee-related entities” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise (other than the Company or any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise Indemnitee has agreed, on behalf of the Company or at the Company’s request, to serve as a director, officer, employee or agent and which service is covered by the indemnity described in this Agreement) from whom an Indemnitee may be entitled to indemnification or advancement of expenses with respect to which, in whole or in part, the Company may also have an indemnification or advancement obligation (other than as a result of obligations under an insurance policy).

(ii)               The term “jointly indemnifiable claims” shall be broadly construed and shall include, without limitation, any action, suit or proceeding for which Indemnitee shall be entitled to indemnification or advancement of expenses from both the Company and any Indemnitee-related entity pursuant to the DGCL, any agreement or the certificate of incorporation, bylaws, partnership agreement, operating agreement, certificate of formation, certificate of limited partnership or comparable organizational documents of the Company or Indemnitee-related entities, as applicable.

Section 16.             Interpretation of Agreement. It is understood that the parties hereto intend this Agreement to be interpreted and enforced so as to provide, in each instance, indemnification and advancement of expenses to Indemnitee to the fullest extent permitted by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the DGCL permitted the Company to provide prior to such amendment). Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import.

Section 17.            Entire Agreement. This Agreement and the documents expressly referred to herein constitute the entire agreement between the parties hereto with respect to the matters covered hereby, and any other prior or contemporaneous oral or written understandings or agreements with respect to the matters covered hereby are expressly superseded by this Agreement.

Section 18.             Modification and Waiver. No supplement, modification, waiver or amendment of this Agreement shall be binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. For the avoidance of doubt, (a) this Agreement may not be modified or terminated by the Company without Indemnitee’s prior written consent; (b) no amendment, alteration or interpretation of the Company’s certification of incorporation or bylaws or any other agreement or arrangement shall limit or otherwise adversely affect the rights provided to Indemnitee under this Agreement and (c) a right to indemnification or to advancement of expenses arising under a provision of the Company’s certification of incorporation or bylaws or this Agreement shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the action, suit or proceeding for which indemnification or advancement of expenses is sought.

Section 19.             Successor and Assigns. All of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Company shall require and cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Company, by written agreement in form and substance reasonably satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

Section 20.             Service of Process and Venue. The Company hereby irrevocably and unconditionally (a) agrees that any action or proceeding arising out of or in connection with this Agreement shall be brought in the Chancery Court of the State of Delaware (the “Delaware Court”), (b) consents to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) appoints, to the extent the Company is not otherwise subject to service of process in the State of Delaware, Corporation Service Company, as its agent in the State of Delaware for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon the Company personally within the State of Delaware, (d) waives any objection to the laying of venue of any such action or proceeding in the Delaware Court and (e) waives, and agrees not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 21.             Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. If, notwithstanding the foregoing, a court of competent jurisdiction shall make a final determination that the provisions of the law of any state other than Delaware govern indemnification by the Company of Indemnitee, then the indemnification provided under this Agreement shall in all instances be enforceable to the fullest extent permitted under such law, notwithstanding any provision of this Agreement to the contrary.

Section 22.             Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument, notwithstanding that both parties are not signatories to the original or same counterpart.

Section 23.           Headings and Section References. The section and subsection headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section references are to this Agreement unless otherwise specified.

[Signature Page Follows]

This Indemnification Agreement has been duly executed and delivered to be effective as of the date first written above.

CERTARA, INC.

By:
Name:
Title:

INDEMNITEE:

Name:

[Signature Page to Indemnification Agreement]